Exhibit 1.01
Colgate-Palmolive Company
Conflict Minerals Report
for the Year Ended December 31, 2023
This Conflict Minerals Report for the year ended December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 relating to “conflict minerals” (the “Rule”). For purposes of the Rule, “conflict minerals” are limited to cassiterite, columbite-tantalite, wolframite and gold, including their derivatives, which are limited to tin, tantalum and tungsten.
Introduction
Colgate-Palmolive Company (the “Company”) is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. The Company’s products are marketed in over 200 countries and territories throughout the world. As a result of the Company’s global operations, its supply chain sources materials, finished products and services globally and from a large number of suppliers. The Company does not typically source any minerals, including conflict minerals, directly from mines, smelters or refiners and is several supply chain levels removed from these market activities.

The Company manufactures and markets a wide array of oral care, personal care, home care and pet nutrition products. As required by the Rule, the Company has conducted a review of its products to determine whether they contain conflict minerals that are necessary to their functionality or production. Only a small number of the Company’s products were determined to contain necessary conflict minerals. The Company determined that necessary conflict minerals were contained in components of its electric and battery toothbrushes and certain oral care devices.

Reasonable Country of Origin Inquiry
As required by the Rule, the Company conducted a reasonable country of origin inquiry into its supply chain to determine whether any of the conflict minerals contained in its products originated in the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”).
Supplier Survey
The Company identified its materials and products that contain necessary conflict minerals by reviewing its reasonable country of origin inquiry survey results from the prior year, searching its product formula database and interviewing internal product ingredient experts. The Company requested that each of the suppliers of these materials and/or products complete the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (“RMI”). Responses were reviewed for consistency and completeness, and follow-up inquiries were conducted if necessary. The results of the supplier survey were shared with members of senior management.
Results of Survey
The Company received responses from 100% of the surveyed suppliers. A majority of the surveyed suppliers indicated that the smelters or refiners in their supply chains source conflict minerals from the Covered Countries. As of May 22, 2024, 71% of the smelters identified by the surveyed suppliers were listed as (i) “conformant” with RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment protocols (meaning they either had a currently valid audit or a re-audit in progress or, with respect to certain gold smelters, had successfully completed a cross-recognized assessment with the London Bullion Market Association (“LBMA”) and/or Responsible Jewelry Council (“RJC”)), or (ii) “active” (meaning they are participating in the RMAP by agreeing to complete the audit process). 29% of the smelters and refiners identified by the surveyed suppliers were not listed as “conformant” or “active” by RMI; 99% of these smelters and refiners were provided by one supplier (“Supplier 1”) and 1% of the smelters and refiners was provided by a second supplier (“Supplier 2”). Supplier 1 has publicly indicated that none of the smelters and refiners identified in its supply chain is known by Supplier 1 as sourcing conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries. The Company is engaging with Supplier 2 to improve its due diligence process, including regarding the smelter in its supply chain that is not listed as “conformant” or “active” by RMI. In addition, Supplier 1 and another supplier were unable to identify all of the smelters and refiners supplying conflict minerals to their supply chains, so there may be other non-identified smelters and refiners in the Company’s supply chain. One of the Company’s other suppliers indicated that 100% of the conflict minerals necessary to the functionality or production of its products originated from recycled or scrap sources.

Due Diligence Process
The Company has exercised due diligence on its supply chain, with the goal of determining that the necessary conflict minerals contained in its products did not directly or indirectly finance or benefit armed groups in the Covered Countries. The Company designed its due diligence process to comply in all substantive respects to the framework set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”).
The Company performed the following due diligence steps:
(1)Establish strong company management systems
•The Company has adopted a conflict minerals policy, which includes information on how to contact the Company for further information and/or to report concerns. The policy is available in the “Sustainability” section of the Company’s website at https://www.colgatepalmolive.com.
•The Company has incorporated its conflict minerals policy into its Third Party Code of Conduct, which conveys the Company’s expectations regarding ethical conduct to third parties with whom the Company does business.
•The Company has established a team of employees from its procurement, legal and sustainability functions to design and implement its conflict minerals compliance efforts with senior executive level support and oversight.
•The Company has provided background information and training on the Rule to employees involved in its conflict minerals compliance efforts.
•The Company requested relevant suppliers to identify the smelters and refiners of the conflict minerals in their materials or products.

(2)Identify and assess risks in the supply chain
•As described above under “Reasonable Country of Origin Inquiry,” in order to determine the mine or location of origin of the conflict minerals in the Company’s supply chain with the greatest possible specificity, the Company requested its relevant suppliers to complete the Conflict Minerals Reporting Template developed by RMI.
•The Company reviewed the supplier responses for inconsistent and/or incomplete responses that might indicate a potential risk.
•The Company compared the smelters and refiners identified by its suppliers against the RMAP’s lists of conformant and active smelters and refiners.

(3)Design and implement a strategy to respond to identified risks
The Company implemented a risk management plan designed to identify, monitor and mitigate identified risks. Elements of the plan included:
•providing updates to senior management in the finance, supply chain and legal functions;
•sending corrective action follow-up notices to suppliers who provided incomplete and/or inconsistent responses to the Company’s information requests;
•informing relevant suppliers, including new suppliers during the onboarding process, about the Company’s conflict minerals policy; and
•encouraging suppliers who provided inconsistent or incomplete responses to improve their due diligence practices in accordance with the Company’s conflict minerals policy.

(4)Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
The Company does not conduct audits of smelters or refiners. The Company relies on the RMAP to audit smelters and refiners that may be in the Company’s supply chain. If a surveyed supplier identifies a smelter that is not listed as conformant or active with RMAP’s assessment protocols, the Company follows up with the supplier for additional information and further action.

(5)Report on supply chain due diligence
This Conflict Minerals Report and the Company’s Specialized Disclosure Report (Form SD) are available in the “Investors” section of the Company’s website at https://www.colgatepalmolive.com. The reference to the Company’s website is provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the U.S. Securities and Exchange Commission (the “SEC”).
Smelters and Refiners
Attached as an Annex to this Conflict Minerals Report is an aggregated list of the smelters and refiners reported to the Company by its suppliers of conflict minerals. Some of the suppliers that provided this information did so on a company or division level, and not in relation to specific products. Therefore, the Company is unable to determine whether many of these smelters and refiners are actually in the Company’s supply chain. In addition, as noted above, because two of the surveyed suppliers were unable to identify all of the smelters and refiners in its supply chain, there may be other non-identified smelters or refiners in the Company’s supply chain.
Ongoing Risk Mitigation Efforts
The Company has implemented an ongoing risk mitigation plan that is intended to strengthen its supply chain due diligence capability and traceability with respect to conflict minerals and reduce the risk that the sourcing of any conflict minerals benefits armed groups in the Covered Countries. The Company’s ongoing risk mitigation efforts include:
•seeking to incorporate supplier contract language and/or terms and conditions that require relevant suppliers to cooperate with the Company’s conflict minerals compliance efforts;
•continuing to engage with the Company’s suppliers, including new suppliers, to develop and enhance their due diligence processes; and
•sharing the Company’s conflict minerals policy with suppliers.
Cautionary Statement on Forward-Looking Statements
This Conflict Minerals Report, including the description of the Company’s ongoing risk mitigation efforts, contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases). These statements are made on the basis of the Company’s views and expectations as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. The Company cautions investors that such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements due to factors such as the implementation of satisfactory traceability and other compliance measures by the Company’s direct and indirect suppliers on a timely basis or at all, whether smelters and refiners and other market participants responsibly source conflict minerals, internal and external resource restraints, and political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. For a description of certain factors that could cause the Company’s future events or results to differ materially from those expressed in any forward-looking statement, please refer to the Company’s filings with the SEC, including, without limitation, information under captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Annex
Smelters

Smelter ID	Metal	Smelter Name	Smelter Location	RMAP Status
CID000004	Tungsten	A.L.M.T. Corp.	Japan	Conformant
CID000015	Gold	Advanced Chemical Company	United States of America	Active
CID000019	Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
CID000035	Gold	Agosi AG	Germany	Conformant
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
CID000077	Gold	Argor-Heraeus S.A.	Switzerland	Conformant
CID000082	Gold	Asahi Pretec Corp.	Japan	Conformant
CID000090	Gold	Asaka Riken Co., Ltd.	Japan	Conformant
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	*
CID000105	Tungsten	Kennametal Huntsville	United States of America	Conformant
CID000113	Gold	Aurubis AG	Germany	Conformant
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
CID000157	Gold	Boliden AB	Sweden	Conformant
CID000176	Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
CID000180	Gold	Caridad	Mexico	*
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
CID000189	Gold	Cendres + Metaux S.A.	Switzerland	*
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	China	*
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant

CID000233	Gold	Chimet S.p.A.	Italy	Conformant
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
CID000264	Gold	Chugai Mining	Japan	Conformant
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	*
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
CID000292	Tin	Alpha	United States of America	Conformant
CID000309	Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
CID000313	Tin	PT Premium Tin Indonesia	Indonesia	Conformant
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	China	*
CID000359	Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
CID000401	Gold	Dowa	Japan	Conformant
CID000402	Tin	Dowa	Japan	Conformant
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
CID000438	Tin	EM Vinto	Bolivia	Conformant
CID000448	Tin	Estanho de Rondonia S.A.	Brazil	Conformant
CID000460	Tantalum	F&X Electro-Materials Ltd.	China	Conformant
CID000468	Tin	Fenix Metals	Poland	Conformant
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	China	*
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	*
CID000568	Tungsten	Global Tungsten & Powders Corp.	United States of America	Conformant
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	*
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	*
CID000689	Gold	LT Metal Ltd.	Korea, Republic of	Conformant
CID000694	Gold	Heimerle + Meule GmbH	Germany	Conformant

CID000707	Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
CID000711	Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	China	*
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	China	*
CID000773	Gold	Hunan Guiyang yinxing Non-ferrous Smelting Co., Ltd.	China	*
CID000778	Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	*
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
CID000814	Gold	Istanbul Gold Refinery	Turkey	Conformant
CID000823	Gold	Japan Mint	Japan	Conformant
CID000825	Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
CID000855	Gold	Jiangxi Copper Co., Ltd.	China	Conformant
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
CID000920	Gold	Asahi Refining USA Inc.	United States of America	Conformant
CID000924	Gold	Asahi Refining Canada Ltd.	Canada	Conformant
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	China	*
CID000956	Gold	Kazakhmys Smelting LLC	Kazakhstan	*
CID000957	Gold	Kazzinc	Kazakhstan	Conformant
CID000966	Tungsten	Kennametal Fallon	United States of America	Conformant
CID000969	Gold	Kennecott Utah Copper LLC	United States of America	Conformant
CID000981	Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
CID001029	Gold	Kyrgyzaltyn JSC	Kyrgyzstan	*
CID001032	Gold	L'azurde Company For Jewelry	Saudi Arabia	*

CID001056	Gold	Lingbao Gold Co., Ltd.	China	*
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	*
CID001070	Tin	China Tin Group Co., Ltd.	China	Conformant
CID001076	Tantalum	AMG Brasil	Brazil	Conformant
CID001078	Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	*
CID001105	Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
CID001113	Gold	Materion	United States of America	Conformant
CID001119	Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
CID001142	Tin	Metallic Resources, Inc.	United States of America	Conformant
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
CID001153	Gold	Metalor Technologies S.A.	Switzerland	Conformant
CID001157	Gold	Metalor USA Refining Corporation	United States of America	Conformant
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
CID001173	Tin	Mineracao Taboca S.A.	Brazil	Conformant
CID001175	Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
CID001182	Tin	Minsur	Peru	Conformant
CID001188	Gold	Mitsubishi Materials Corporation	Japan	Conformant
CID001191	Tin	Mitsubishi Materials Corporation	Japan	Conformant
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
CID001200	Tantalum	NPM Silmet AS	Estonia	Conformant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant

CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
CID001236	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
CID001259	Gold	Nihon Material Co., Ltd.	Japan	Conformant
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
CID001337	Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
CID001352	Gold	MKS PAMP SA	Switzerland	Conformant
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	China	*
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
CID001399	Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
CID001402	Tin	PT Babel Inti Perkasa	Indonesia	Conformant
CID001406	Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
CID001419	Tin	PT Bangka Tin Industry	Indonesia	Active
CID001421	Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
CID001428	Tin	PT Bukit Timah	Indonesia	Conformant
CID001453	Tin	PT Mitra Stania Prima	Indonesia	Conformant
CID001457	Tin	PT Panca Mega Persada	Indonesia	*
CID001458	Tin	PT Prima Timah Utama	Indonesia	Conformant
CID001460	Tin	PT Refined Bangka Tin	Indonesia	Conformant
CID001463	Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
CID001468	Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
CID001477	Tin	PT Timah Tbk Kundur	Indonesia	Conformant
CID001482	Tin	PT Timah Tbk Mentok	Indonesia	Conformant
CID001486	Tin	PT Timah Nusantara	Indonesia	Conformant
CID001490	Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
CID001493	Tin	PT Tommy Utama	Indonesia	Conformant
CID001498	Gold	PX Precinox S.A.	Switzerland	Conformant
CID001508	Tantalum	QuantumClean	United States of America	Conformant

CID001512	Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
CID001534	Gold	Royal Canadian Mint	Canada	Conformant
CID001539	Tin	Rui Da Hung	Taiwan	Conformant
CID001546	Gold	Sabin Metal Corp.	United States of America	*
CID001555	Gold	Samduck Precious Metals	Korea, Republic of	*
CID001562	Gold	Samwon Metals Corp.	Korea, Republic of	*
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	*
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
CID001758	Tin	Soft Metais Ltda.	Brazil	Conformant
CID001761	Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
CID001769	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	*
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
CID001810	Gold	Super Dragon Technology Co., Ltd.	Taiwan	*
CID001869	Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
CID001891	Tantalum	Telex Metals	United States of America	Conformant
CID001898	Tin	Thaisarco	Thailand	Conformant
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	*
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	*
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	*

CID001955	Gold	Torecom	Korea, Republic of	Conformant
CID001969	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
CID001993	Gold	United Precious Metal Refining, Inc.	United States of America	Conformant
CID002003	Gold	Valcambi S.A.	Switzerland	Conformant
CID002015	Tin	VQB Mineral and Trading Group JSC	Vietnam	*
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
CID002100	Gold	Yamakin Co., Ltd.	Japan	Conformant
CID002129	Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
CID002158	Tin	Yunnan Chengfeng Non-Ferrous metal Co.,Ltd	China	Conformant
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
CID002282	Gold	Morris and Watson	New Zealand	*
CID002290	Gold	SAFINA A.S.	Czechia	Conformant
CID002312	Gold	Guangdong Jinding Gold Limited	China	*
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	*
CID002314	Gold	Umicore Precious Metals Thailand	Thailand	*
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant

CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
CID002455	Tin	CV Venus Inti Perkasa	Indonesia	Conformant
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
CID002478	Tin	PT Tirus Putra Mandiri	Indonesia	*
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
CID002500	Tin	Melt Metais e Ligas S.A.	Brazil	*
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
CID002503	Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
CID002504	Tantalum	D Block Metals, LLC	United States of America	Conformant
CID002505	Tantalum	FIR Metals & Resource Ltd.	China	Conformant
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
CID002516	Gold	Singway Technology Co., Ltd.	Taiwan	*
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	China	*
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	*
CID002539	Tantalum	KEMET de Mexico	Mexico	Conformant

CID002541	Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
CID002543	Tungsten	Masan High-Tech Materials	Vietnam	Conformant
CID002544	Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
CID002545	Tantalum	TANIOBIS GmbH	Germany	Conformant
CID002547	Tantalum	QSIL Metals Hermsdorf GmbH	Germany	Conformant
CID002548	Tantalum	Materion Newton Inc.	United States of America	Conformant
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
CID002557	Tantalum	Global Advanced Metals Boyertown	United States of America	Conformant
CID002558	Tantalum	Global Advanced Metals Aizu	Japan	Conformant
CID002560	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	*
CID002561	Gold	Emirates Gold DMCC	United Arab Emirates	*
CID002562	Gold	International Precious Metal Refiners	United Arab Emirates	*
CID002570	Tin	CV Ayi Jaya	Indonesia	Conformant
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	*
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	*
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	*
CID002580	Gold	T.C.A S.p.A	Italy	Conformant
CID002582	Gold	REMONDIS PMR B.V.	Netherlands	Conformant
CID002584	Gold	Fujairah Gold FZC	United Arab Emirates	*
CID002588	Gold	Shirpur Gold Refinery Ltd.	India	*
CID002589	Tungsten	Niagara Refining LLC	United States of America	Conformant

CID002593	Tin	PT Rajehan Ariq	Indonesia	Conformant
CID002605	Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
CID002606	Gold	Marsam Metals	Brazil	*
CID002615	Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
CID002696	Tin	PT Cipta Persada Mulia	Indonesia	Conformant
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	*
CID002706	Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
CID002707	Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
CID002708	Gold	Abington Reldan Metals, LLC	United States of America	Conformant
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.	China	*
CID002756	Tin	Super Ligas	Brazil	Conformant
CID002760	Gold	Albino Mountinho Lda.	Portugal	*
CID002761	Gold	SAAMP	FRANCE	*
CID002762	Gold	L'Orfebre S.A.	Andorra	Conformant
CID002763	Gold	8853 S.p.A.	Italy	*
CID002765	Gold	Italpreziosi	Italy	Conformant
CID002773	Tin	Aurubis Beerse	Belgium	Conformant
CID002774	Tin	Aurubis Berango	Spain	Conformant
CID002776	Tin	PT Bangka Prima Tin	Indonesia	Conformant
CID002778	Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
CID002816	Tin	PT Sukses Inti Makmur	Indonesia	Conformant
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
CID002833	Tungsten	ACL Metais Eireli	Brazil	*
CID002835	Tin	PT Menara Cipta Mulia	Indonesia	Conformant
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant

CID002850	Gold	AU Traders and Refiners	South Africa	*
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	*
CID002853	Gold	Sai Refinery	India	*
CID002857	Gold	Modeltech Sdn Bhd	Malaysia	*
CID002858	Tin	Modeltech Sdn Bhd	Malaysia	*
CID002863	Gold	Bangalore Refinery	India	Active
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	*
CID002872	Gold	Pease & Curren	United States of America	*
CID002893	Gold	JALAN & Company	India	*
CID002918	Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
CID002919	Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
CID002920	Gold	ABC Refinery Pty Ltd.	Australia	*
CID002973	Gold	Safimet S.p.A	Italy	*
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	*
CID003186	Gold	Gold Coast Refinery	Ghana	*
CID003189	Gold	NH Recytech Company	Korea, Republic of	Conformant
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
CID003205	Tin	PT Bangka Serumpun	Indonesia	Conformant
CID003208	Tin	Pongpipat Company Limited	Myanmar	*
CID003324	Gold	QG Refining, LLC	United States of America	*
CID003325	Tin	Tin Technology & Refining	United States of America	Conformant
CID003348	Gold	Dijllah Gold Refinery FZC	United Arab Emirates	*
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	*
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	China	*
CID003381	Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant

CID003382	Gold	CGR Metalloys Pvt Ltd.	India	*
CID003383	Gold	Sovereign Metals	India	*
CID003387	Tin	Luna Smelter, Ltd.	Rwanda	Conformant
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
CID003407	Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
CID003409	Tin	Precious Minerals and Smelting Limited	India	Active
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	*
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	*
CID003449	Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
CID003461	Gold	Augmont Enterprises Private Limited	India	*
CID003463	Gold	Kundan Care Products Ltd.	India	*
CID003468	Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	India	*
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	India	*
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	India	*
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	India	*
CID003497	Gold	K.A. Rasmussen	Norway	*
CID003500	Gold	Alexy Metals	United States of America	*
CID003524	Tin	CRM Synergies	Spain	Conformant
CID003548	Gold	MD Overseas	India	*

CID003557	Gold	Metallix Refining Inc.	United States of America	*
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Conformant
CID003615	Gold	WEEEREFINING	France	Conformant
CID003641	Gold	Gold by Gold Colombia	Colombia	Conformant
CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	*
CID003663	Gold	Dongwu Gold Group	China	*
CID003666	Gold	Sam Precious Metals	United Arab Emirates	*
CID003831	Tin	DS Myanmar	Myanmar	Conformant
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
CID003926	Tantalum	5D Production OU	Estonia	*
CID003978	Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	*
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	Conformant
CID004010	Gold	Coimpa Industrial LTDA	Brazil	Conformant
CID004034	Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	*
CID004054	Tantalum	PowerX Ltd.	Rwanda	Conformant
CID004060	Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	*
CID004065	Tin	Mining Minerals Resources SARL	Congo	Conformant
CID004397	Tungsten	Lianyou Resources Co., Ltd.	Taiwan	Conformant
CID004403	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Active
CID004430	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
CID004434	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Active

CID004506	Gold	GG Refinery Ltd.	Tanzania	Active
CID004619	Tungsten	Kenee Mining Corporation Vietnam	Vietnam	Active

(1) Smelters or Refiners identified as “Conformant” are listed as complying with the RMAP assessment protocols and include smelters and refiners with currently valid audits or a re-audits in progress or, with respect to certain gold smelters, that had successfully completed a cross-recognized assessment with the LBMA and/or RJC, and smelters identified as “Active” are listed as having agreed to complete the RMAP audit process, in each case as of May 22, 2024.
* Smelters or Refiners identified as neither “Conformant” nor “Active” by RMI as of May 22, 2024.